UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	1.375% Notes due 2020	PLD/20A	New York Stock Exchange
Prologis, L.P.	1.375% Notes due 2021	PLD/21	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2022	PLD/22	New York Stock Exchange
Prologis, L.P.	3.375% Notes due 2024	PLD/24	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2026	PLD/26	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange
Prologis, L.P.	Floating Rate Notes due 2020	PLD/20B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 8, 2020, Prologis, L.P., a Delaware limited partnership (“Parent”), through Prologis U.S. Targeted Logistics Fund, L.P. and Prologis U.S. Logistics Venture, LLC (the “Co-Investment Ventures”), completed the previously announced acquisition of substantially all of the assets of Industrial Property Trust Inc., a Maryland corporation (”IPT”), pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of August 20, 2019 (the “Merger Agreement”), by and among IPT, Parent and Rockies Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, the sale of all of IPT's property-owning assets, other than the entities that hold IPT's limited partnership and general partnership interests in certain joint venture partnerships, to the Co-Investment Ventures was effected through (i) two mergers (each, a “Merger” and collectively the “Mergers”) of newly formed Delaware limited liability companies that were wholly owned subsidiaries of the Co-Investment Ventures (the “Merger Subs”) with and into newly formed, wholly owned subsidiaries of IPT Real Estate Holdco LLC, a Delaware limited liability company and indirect subsidiary of IPT (“IPT Holdco”) (and such wholly owned subsidiaries, the “New Holdcos”), with each applicable New Holdco surviving each Merger as a wholly owned subsidiary of one of the Co-Investment Ventures upon the terms and subject to the conditions set forth in the Merger Agreement, and (ii) the sale (each, an “Asset Transfer” and together with the Mergers, the “Asset Sale”) by IPT Holdco of nine limited liability companies that were wholly owned subsidiaries of IPT Holdco to the Co-Investment Ventures. In connection with the closing of the Asset Sale, in accordance with the terms of the Merger Agreement, the Co-Investment Ventures paid IPT Holdco total aggregate consideration of approximately $4 billion.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which was filed as Exhibit 2.2 to the Current Report on Form 8-K/A filed by Prologis, Inc. and Parent with the U.S. Securities and Exchange Commission (the “SEC”) on August 23, 2019, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 8, 2020, Prologis issued a press release announcing the completion of the Asset Sale. A copy of the press release is furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 7.01 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

99.1	Press Release, dated January 8, 2020
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline iXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: January 8, 2020	By:	/s/ Michael T. Blair
		Name:	Michael T. Blair
		Title:	Managing Director, Deputy General Counsel

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: January 8, 2020	By:	/s/ Michael T. Blair
		Name:	Michael T. Blair
		Title:	Managing Director, Deputy General Counsel